Exhibit 99.1

   American Retirement Corporation Signs Joint Venture Agreement to
                       Develop Denver Community

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Nov. 9, 2005--American Retirement Corporation (NYSE:ACR) ("ARC" or the "Company"), a leading national provider of senior living housing and care, today announced that it has entered into an agreement with Denver Lowry Senior Housing, LLC, an affiliate of an institutional real estate investor, to jointly fund the development of a rental Continuing Care Retirement Community in Denver. The community, The Heritage Club of Lowry, will have 134 independent living units, 31 assisted living units, and 60 skilled nursing beds.
    The joint venture entity will be owned 20% by ARC and 80% by Denver Lowry Senior Housing, LLC. The total development cost of the project is estimated to be approximately $38 million and GMAC Commercial Mortgage Corporation has agreed to provide $25.5 million of debt financing for the project. The remainder of the development cost will be funded by proportional capital contributions from the members of the joint venture entity. ARC will act as the developer of the project and manage the community pursuant to a long-term management agreement.
    "This community will be a strong addition to our current network of seven senior housing communities in the Denver area," said Bill Sheriff, Chairman, President and CEO of the Company. "Denver is an extremely attractive market with strong demographics and socio-economic composition. This is a great location with good visibility and several active adult communities nearby."
    Mr. Sheriff added, "We are developing this project using a joint venture structure with low leverage. The joint venture structure allows us to limit our cash investment and to reduce risk to our financial statements. By combining the economic streams of development fees, management fees and the minority interest of partial ownership, we feel the structure will provide a strong return on capital to our shareholders. We expect to begin construction this month."
    The Company will file a Form 8-K with the SEC which provides further information concerning the transaction.

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the Company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The Company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The Company currently operates 76 senior living communities in 19 states, with an aggregate unit capacity of approximately 14,300 units and resident capacity of approximately 16,000. The Company owns 27 communities (including 9 communities in joint ventures), leases 43 communities, and manages 6 communities pursuant to management agreements. Approximately 83% of the Company's revenues come from private pay sources.

    Safe Harbor Statement

    Statements contained in this press release and statements made by or on behalf of ARC relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's expectations concerning the development of the project and the project's effect on the Company's financial performance. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following: (i) our ability to successfully complete the development of the project and integrate the community into our operations, (ii) the risk that the joint venture entity will incur operating deficits which we will be required to fund, (iii) the risk that we will be unable to improve our results of operations, increase cash flow and reduce expenses, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the risk associated with our significant debt and lease obligations, and (vi) the risk factors described in our Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in our other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412